Exhibit 2.6

THIS AMENDMENT NO. 1 TO THE CONTRIBUTION AGREEMENT (this "Amendment No. 1") is made and entered into as of December 31, 2016, by and among TERRA SECURED INCOME FUND, LLC, a Delaware limited liability company ("Terra Fund 1"), TERRA SECURED INCOME FUND 2, LLC, a Delaware limited liability company ("Terra Fund 2"), TERRA SECURED INCOME FUND 3, LLC, a Delaware limited liability company ("Terra Fund 3"), TERRA SECURED INCOME FUND 4, LLC, a Delaware limited liability company ("Terra Fund 4"), TERRA SECURED INCOME FUND 5, LLC, a Delaware limited liability company ("Terra Fund 5" and together with Terra Fund 1, Terra Fund 2, Terra Fund 3, and Terra Fund 4, the "Contributors"), and TERRA PROPERTY TRUST, INC., a Maryland corporation (the "REIT").

RECITALS

WHEREAS, the Contributors entered into that certain Contribution Agreement, by and among the Contributors and the REIT, dated as of January 1, 2016 (the "Contribution Agreement") for the purpose of contributing certain assets and liabilities held by them to the REIT in exchange for the number of shares of the REIT's common stock, $0.01 par value per share, listed next to their names on Schedule 2 attached thereto, in accordance with the terms and subject to the conditions specified in the Contribution Agreement;

WHEREAS, the Contributors and the REIT desire to enter into this Amendment No. 1 to the Contribution Agreement solely for the purpose of amending Schedule 2 to the Contribution Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment No. 1 agree as follows:

1.	Contribution of Assets; Effective Date. Schedule 2 to the Contribution Agreement is hereby replaced in its entirety with the Schedule 2 attached to this Amendment No. 1.

2.	Continuation of Contribution Agreement. Except as expressly amended by this Amendment No. 1, the Contribution Agreement shall continue in full force and effect.

3.	Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 effective as of the date first written above.

CONTRIBUTOR:

TERRA SECURED INCOME FUND, LLC

By:	Terra Income Advisors, LLC, its Manager

By:	/s/ Brue Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

TERRA SECURED INCOME FUND 2, LLC

By:	Terra Income Advisors, LLC, its Manager

By:	/s/ Brue Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

TERRA SECURED INCOME FUND 3, LLC

By:	Terra Income Advisors, LLC, its Manager

By:	/s/ Brue Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

TERRA SECURED INCOME FUND 4, LLC

By:	Terra Income Advisors, LLC, its Manager

By:	/s/ Brue Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

TERRA SECURED INCOME FUND 5, LLC

By:	Terra Income Advisors, LLC, its Manager

By:	/s/ Brue Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

TERRA PROPERTY TRUST, INC.

By:	/s/ Brue Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

[Signature Page to Contribution Agreement]

SCHEDULE 2

CONTRIBUTOR	REIT SHARES

Terra Fund 1	1,016,710

Terra Fund 2	1,433,224

Terra Fund 3	1,782,038

Terra Fund 4	3,891,783

Terra Fund 5	6,289,234

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